                            INTERCREDITOR AGREEMENT


     INTERCREDITOR AGREEMENT (the ``Agreement''), dated as of ___________, 1994, by and among ACME METALS INCORPORATED, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60627 (together with its successors and assigns, ``AMI''), ACME STEEL COMPANY, a Delaware corporation having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60627 (together with its successors and assigns, the ``Company''), ____________ ______________________, a national banking association with its chief executive office in ________________, as agent (in such capacity and together with its successors and assigns in such capacity, the ``Agent'') for the banks (collectively, the ``Banks'') from time to time lenders to the Company under a working capital facility dated ________, 1994, and Shawmut Bank Connecticut, National Association, a national banking association, having an address at 777 Main Street, Hartford, Connecticut 06115, as collateral agent (in such capacity and together with its successor and assigns in such capacity, the ``Collateral Agent'') for the Senior Note Secured Parties (as hereinafter defined).

                               R E C I T A L S :
                               - - - - - - - -

     1. Pursuant to that certain [Receivable and Inventory Financing Agreement] dated as of __________, 1994, among the Agent, the Banks, AMI, the Company, [Acme Packaging Corporation, a Delaware corporation, Alpha Tube Corporation, a Delaware corporation, Alta Slitting Corporation, a Delaware corporation, and Universal Tool and Stamping Co., Inc., an Indiana corporation] (together with the other agreements executed in connection with the working capital facility referred to above among such entities, and as amended, amended and restated, supplemented or otherwise modified from time to time, the ``Working Capital Facility''), the Banks agreed to make certain loans and advances from time to time to the borrowers under the Working Capital Facility.

     2. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the ``Note Indenture''), dated as of ________, 1994, by and among AMI, the Company, as subsidiary guarantor of AMI's obligations, each of the other subsidiaries of AMI, as guarantors (collectively, the ``Guarantors'') of AMI's obligations, and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the ``Note Trustee'') for the holders of the Senior Secured Notes (as hereinafter defined), AMI is issuing its ___% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the ``Senior Secured Notes'') in the aggregate principal amount of $175,000,000.

     3. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the ``Discount Note Indenture''; together with the Note Indenture, the ``Indentures''), dated as of ________, 1994, by and among AMI, the Company, the Guarantors and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the ``Discount Note Trustee''; together with the Note Trustee, the ``Trustees'') for the holders of the Senior Secured Discount Notes (as hereinafter defined), Pledgor is issuing its __% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the ``Senior Secured Discount Notes''; together with the Senior Secured Notes, the ``Notes'') in the aggregate principal amount of $______.

     4. The Collateral Agent is the collateral agent under that certain collateral agency agreement (the ``Collateral Agency Agreement''), dated as of ________, 1994, for the Trustees (for the benefit of the holders of the Notes) and such other parties which may from time to time become additional lenders to AMI, the Company and/or the Guarantors (each such lender, a ``Permitted Additional Lender'' and collectively, the ``Permitted Additional Lenders''; together with the Trustees and the Collateral Agent, the ``Senior Note Secured Parties'') which may, in accordance with the provisions of clause (xi) of the definition of ``Permitted Liens'' in each Indenture as in effect on the date hereof, take a security interest in the Shared Collateral (as defined in the Collateral Agency Agreement) to secure the financing provided by the Permitted Additional Lenders (such financing, the ``Permitted Replacement Financing'') upon the execution and delivery by each Permitted Additional Lender of a supplement to the Collateral Agency Agreement as contemplated therein.

     5. To secure the payment and performance of the Noteholder Claim (as hereinafter defined), the Company has granted mortgage liens on and security interests in the Noteholder Collateral (as hereinafter defined) to the Collateral Agent for the benefit of the Senior Note Secured Parties.

     6. To secure the payment and performance of the Bank Claim (as hereinafter defined), the Company has granted security interests in and liens on the Bank Collateral (as hereinafter defined) to the Agent for the benefit of the Banks.

     7. It is contemplated in the Indentures that the Company may from time to time enter into Permitted Replacement

Financings and/or Permitted Bank Refinancings (as hereinafter defined).

     8. The parties hereto are executing and delivering this instrument to evidence their agreement in respect of their relative rights with respect to the Collateral (as hereinafter defined) and certain other rights, priorities and interests under the Working Capital Facility and the Indentures and the other documents executed in connection therewith.

                              A G R E E M E N T :
                              - - - - - - - - -

     In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the parties hereby agree as follows:

                                I.  DEFINITIONS
                                    -----------

     Definitions. Unless otherwise defined herein, the following terms shall have the meanings specified below:

     ``Accounts'' shall mean all of the Company's presently existing and hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, documents, contracts, contract rights, choses in action, notes, drafts, acceptances, chattel paper, and other forms of obligations and receivables now or hereafter owned or held by or payable to the Company relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Company, including the right to payment of any interest or finance charge with respect thereto, together with all merchandise represented by any of the accounts; all such merchandise that may be reclaimed or repossessed or returned to the Company; all of the Company's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to the Company to secure payment of any accounts and which are delivered for or on behalf of any account debtor; all accessions to all of the foregoing described properties and interests in properties; all guarantees, endorsements and indemnifications on, or of, any of the foregoing; and all customer lists, invoices, ledgers, books of account, records, files (whether in printed form or stored electronically), computer programs, computer disks or tape files, computer printouts, computer runs and other computer-prepared information relating to any of the foregoing.

     ``Bank Claim'' shall mean all obligations of the Company to the Agent as set forth in the Working Capital Facility or in the documents evidencing or securing any Permitted Bank Refinancing, all sums loaned, advanced to or for the benefit of the borrowers thereunder at any time, any interest thereon, any future advances, any costs of collection or enforcement, including, without limitation, reasonable attorneys' and paralegals' costs and fees, and any prepayment fees with respect thereto.

     ``Bank Collateral'' shall mean the Collateral in which the Agent has a lien or security interest as described in and provided by subsection 2.1(a).

     ``Bank Intangibles'' shall mean all of the Company's now owned or hereafter acquired contract rights relating to Bank Collateral, goodwill, descriptions, name plates, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of the Company and rights to refunds or indemnification to the extent the foregoing relate to Bank Collateral, deposit accounts, letters of credit, documents, instruments, chattel paper, and income tax refunds to the extent relating to Bank Collateral, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to Bank Collateral, lease agreements relating to Bank Collateral, corporate or other business records relating to Bank Collateral and all other general intangibles of every kind and description relating to Bank Collateral; provided, however, that Bank Intangibles shall in no event include Intellectual Property.

     ``Bank Primary Collateral'' shall mean, collectively, the Accounts, Inventory and Bank Intangibles.

     ``Collateral'' shall mean all of the Noteholder Collateral and Bank Collateral.

     ``Copyrights'' shall mean all of the Company's now owned or hereafter acquired copyrights of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or in any similar office or agency of any other country or any political subdivision thereof and all copyrights in derivative works, extensions or renewals thereof.

     ``Enforcement'' shall mean, collectively or individually, for either of the Agent or the Collateral Agent to make demand for payment or accelerate the indebtedness of the Company (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition by the Company) held by such person, repossess any Collateral or commence the judicial or other enforcement of any of the rights and remedies of the Secured Party under the Indentures, the Working Capital Facility, the instruments evidencing any Permitted Replacement Financing or any Permitted Bank Refinancing or any related mortgages, guarantees or agreements or under applicable law.

     ``Enforcement Notice'' shall mean a written notice delivered, at a time when an ``Event of Default'' (as defined in the Indentures or the Working Capital Facility, as applicable) or any event of default as set forth in the documents evidencing or securing a Permitted Replacement Financing or Permitted Bank Refinancing has occurred and is continuing, by either the Collateral Agent or the Agent to the other Secured Party announcing that an Enforcement Period has commenced, specifying the relevant Event of Default (as defined in the Indentures or the Working Capital Facility, as applicable) or event of default (as set forth in the documents evidencing or securing such Permitted Replacement Financing or Permitted Bank Refinancing, as applicable), stating the current amount of the Noteholder Claim or Bank Claim and requesting the current amount of the others' claims.

     ``Enforcement Period'' shall mean the period of time following the giving by a Secured Party of an Enforcement Notice to the other Secured Party until either (i) the final payment or satisfaction in full of either the Noteholder Claim or the Bank Claim, or (ii) the Collateral Agent and the Agent agree in writing to terminate the Enforcement Period.

     ``Equipment'' shall mean all of the Company's now owned or hereafter acquired machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever attached or affixed to, or located on, the Real Property or used in connection with the use and enjoyment of the Real Property or the maintenance or preservation thereof, including, without limitation, all equipment comprising the Modernization Project (as defined in each Indenture), all manufacturing, storage, handling and other equipment utilized in connection with the production and marketing of steel, semi-finished steel, steel ingots, slabs, steel strips and coils, tools, utility systems, fire sprinkler and alarm systems, HVAC equipment, boiler, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, pollution abatement or control, elevators, window cleaning, maintenance or other systems or equipment, all indoor or outdoor furniture, appliances or supplies, and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Real Property, together with any and all parts, improvements, additions, replacements, accessions, and substitutions thereto or therefor, and all licenses and other rights of the Company relating thereto, whether in the possession and control of the Company, or in the possession and control of a third party for the account of the Company and all maintenance and warranty records relating thereto.

     ``Intellectual Property'' shall mean, collectively, all Copyrights, Patents and Trademarks and all licenses therefor and all licenses under the patents, trademarks, copyrights and trade secrets of third parties to the Company.

     ``Inventory'' shall mean all now owned or hereafter acquired inventory of the Company including, without limitation, all goods, merchandise, raw materials, work-in-process and finished goods intended for sale or lease, of every kind and description now or at any time hereafter owned by the Company, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Company's custody or possession and items in transit and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory (as such documents, instruments or chattel paper relate to the sale of such inventory) and including, without limitation, all other classes of merchandise, materials, parts, supplies, work- in-process, inventories and finished products intended for sale by the Company and all substitutions therefor or replacements thereof, and all additions and accessions thereto, and all invoices, ledgers, books of account, records, files (whether in printed form or stored electronically), computer programs, computer disks or tape files, computer printouts, computer runs and other computer-prepared information relating to any of the foregoing.

     ``Noteholder Claim'' shall mean all obligations of the Company to the Collateral Agent and the other Senior Note Secured Parties under the Indentures, the Notes, any instruments evidencing or securing a Permitted Replacement Financing and any mortgages or other security instruments securing the Company's obligations in respect of its guarantee of the Notes, including in each case, without limitation, all principal and interest owing by AMI, any future advances, any costs of collection or enforcement, and reasonable attorneys' and paralegals' costs and fees.

     ``Noteholder Collateral'' shall mean the Collateral in which the Collateral Agent and the Secured Parties have a lien or security interest as described in and provided by subsection 2.1(b).

     ``Noteholder Intangibles'' shall mean all of the Company's now owned or hereafter acquired contract rights relating to

Noteholder Collateral, goodwill, descriptions, name plates, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of the Company and rights to refund or indemnification to the extent the foregoing relate to Noteholder Collateral, deposit accounts, letters of credit, documents, instruments, chattel paper, and income tax refunds to the extent relating to Noteholder Collateral, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to Noteholder Collateral, lease agreements relating to Noteholder Collateral, corporate or other business records relating to Noteholder Collateral and all other general intangibles of every kind and description relating to Noteholder Collateral.

     ``Noteholder Primary Collateral'' shall mean, collectively, the Real Property, Equipment, Noteholder Intangibles, Securities and Intellectual Property.

     ``Patents'' shall mean all of the Company's now owned or hereafter acquired letters patent of the United States or any other country, and all patent applications therefor, including, without limitation, patents and patent applications in the United States Patent and Trademark Office (the ``PTO'') or in any similar office or agency of the United States or in any similar office or agency of any other country or any political subdivision thereof, and all reissues, re-examinations, continuations, divisionals, continuations-in-part or extensions thereof and all associated priority rights.

     ``Permitted Bank Refinancing'' means any amendment, supplement, refinancing or replacement of the Working Capital Facility as permitted by the Indentures in accordance with the definition of ``Working Capital Facility'' therein that is secured by a lien on the Bank Collateral; provided, however, that a representative of the lenders thereunder executes a supplement to this Agreement under which it becomes the ``Agent'' for all purposes hereunder, and agrees to comply with all the terms hereof.

     ``Proceeds'' shall have the meaning assigned to the term ``proceeds'' under the UCC and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent, to the Agent or to the Company from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral.

     ``Real Property'' shall mean the real property described on Schedule I hereto and mortgaged to the Collateral Agent pursuant to a certain mortgage to be recorded as soon as practicable following the execution and delivery of this Agreement and all other real property mortgaged to the Collateral Agent, and all improvements and fixtures on and interests in such real property, including, without limitation, such improvements and fixtures on and interests in such real property as to which security interests are perfected by UCC-1 financing statements for fixtures.

     ``Secured Party'' shall mean any of the Collateral Agent (for the benefit of the Senior Note Secured Parties) or the Agent (for the benefit of the Banks).

     ``Securities'' shall mean all present and future securities owned by the Company, including but not limited to, the capital stock of Alabama Metallurgicel Corporation, a Washington corporation, held by the Collateral Agent pursuant to a certain stock pledge agreement dated as of the date hereof and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property or interests from time to time received, receivable or otherwise distributed to the Company in respect of or in exchange for any or all of the foregoing.

     ``Trademarks'' shall mean all of the Company's now owned or hereafter acquired trademarks, trade names, trade styles, service marks, designs and general intangibles of like nature, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the PTO or in any similar office or agency of the United States or any State thereof, or in any similar office or agency of any other country or any political subdivision thereof, together with the goodwill associated therewith, and all reissues, amendments, extensions or renewals thereof.

     ``UCC'' shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

                         II.  INTERCREDITOR PROVISIONS
                              ------------------------

     2.1. Liens. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to the Agent or the Collateral Agent, and notwithstanding any provisions of the

UCC, or any applicable law or decision or the Working Capital Facility, the Indentures or any instruments evidencing any Permitted Replacement Financing or Permitted Bank Refinancing, or whether the Agent or the Collateral Agent holds possession of all or any part of the Collateral, or the granting provisions of any mortgage or security instrument or the provisions of any financing statement, the following, as between the Agent and the Collateral Agent, shall be the relative rights with respect to the various security interests and liens of the Agent and the Collateral Agent in the Collateral:

          (a) The Agent shall have a first and prior security interest in or lien on the Bank Primary Collateral and Proceeds thereof to the extent such Proceeds do not constitute Noteholder Primary Collateral and the Collateral Agent shall have no lien thereon or security interest therein.

          (b) The Collateral Agent shall have a first and prior security interest in or mortgage lien on the Noteholder Primary Collateral and Proceeds thereof to the extent such Proceeds do not constitute Bank Primary Collateral and the Agent shall have no lien thereon or security interest therein.

          2.2. Distribution of Proceeds of Collateral. All Proceeds of Collateral shall be distributed in accordance with the following procedure:

          (a) Proceeds of the Noteholder Collateral shall be applied to the Noteholder Claim (to be distributed pro rata among the Trustees and any Permitted Additional Lender to the extent that such Noteholder Collateral secures Permitted Replacement Financing of such Permitted Additional Lender, on the basis of the respective outstanding principal amounts of the Notes and the applicable Permitted Replacement Financing or as may be otherwise determined pursuant to the Collateral Agency Agreement). After the Noteholder Claim is paid in full or otherwise satisfied, any remaining proceeds of the Noteholder Collateral shall be paid over to the Company or as otherwise required by applicable law.

          (b) Proceeds of the Bank Collateral shall be applied to the Bank Claim. After the Bank Claim is paid in full or otherwise satisfied, any remaining proceeds of the Bank Collateral shall be paid over to the Company or as otherwise required by applicable law.

          2.3. Enforcement Actions. The Agent agrees not to commence Enforcement with respect to the Working Capital Facility and/or any security instrument relating thereto or any instrument evidencing or securing any Permitted Bank Refinancing until an Enforcement Notice has been given to and received by the Collateral Agent. The Collateral Agent agrees not to commence Enforcement with respect to the Indentures, the Notes and/or any security instrument relating thereto or any instrument evidencing or securing any Permitted Replacement Financing until an Enforcement Notice has been given to and received by the Agent. The Agent, on the one hand, and the Collateral Agent, on the other hand, agree that during an Enforcement
Period:

        (a) The Agent may, at its option, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to the Bank Collateral, without the prior written consent of the Collateral Agent.

        (b) The Collateral Agent may, at its option, take any action to accelerate payment of the Noteholder Claim and to foreclose or realize upon or enforce any of its rights with respect to the Noteholder Collateral, without the prior written consent of the Agent.

        (c) For up to one-hundred and twenty (120) days following the issuance of an Enforcement Notice, the Agent may (i) enter upon any or all of the Company's premises, whether leased or owned, without force or process of law and without obligation to pay rents, royalties or compensation to the Collateral Agent or the Company (except that the Agent shall pay rents payable to lessors of leased Real Property used or occupied by the Agent); and (ii) use the Equipment, Intellectual Property, Noteholder Intangibles and the Real Property to the extent necessary to complete the manufacture of the Inventory, collect the Accounts and sell or otherwise dispose of the Bank Collateral. During such 120-day period and thereafter, as applicable, if the Agent has entered upon the Company's premises as provided herein, the Agent shall use its best efforts to complete the manufacture of the Inventory and sell or otherwise dispose of the Bank Collateral, and the Collateral Agent and their designees shall have unrestricted access to the Noteholder Collateral for the purpose of evaluating the Noteholder Collateral and showing it to potential purchasers.

          2.4. Additional Credit Extensions. Subject to any restrictions on the Company contained in the Indentures, the Working Capital Facility or the instruments evidencing or securing any Permitted Replacement Financing or any Permitted Bank Refinancing, any Secured Party shall have the right, without the consent of the other, to extend credit to the Company in excess of the maximum amounts set forth in the Working Capital Facility, the Indentures or the instruments evidencing or securing any Permitted Replacement Financing or any Permitted Bank Refinancing, as applicable, and whether under such agreements or under any other agreements with the Company, secured by the Bank Collateral or the Noteholder Collateral, as the case may be, and otherwise having the same rights as herein contained. Notwithstanding the foregoing, if any such advance(s) are secured by collateral other than the Collateral, the Secured Party making such advances shall have no obligation to marshal the assets of the Company before enforcing its rights in the Collateral hereunder. Each Secured Party shall use its best efforts to give to the others notice of its intent to extend credit, but the failure to do so shall not affect the validity of the extension of credit, create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

          2.5. Notices of Default. The Agent, on the one hand, and the Collateral Agent, on the other hand, agree to use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default or any event of default under the instruments evidencing or securing any Permitted Replacement Financing or any Permitted Bank Refinancing sent to the Company and/or AMI simultaneously with the sending of such notice to the Company and/or AMI, but the failure to do so shall not affect the validity of such notice or create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such Event of Default or event of default.

          2.6.    Agent for Perfection; Actions With Respect to Collateral.
The Agent and the Collateral Agent hereby appoint each other as agent for purposes of perfecting their respective security interests in and liens on Collateral which is of a type such that perfection of a security interest therein may be accomplished only by possession thereof by the secured party. To the extent that either the Collateral Agent, on the one hand, or the Agent, on the other hand, obtains possession of the other's Collateral, the Secured Party having possession shall notify the other Secured Party of such fact and shall deliver such Collateral to the Secured Party having the claims in respect thereof under Section 2.1 upon request of such Secured Party.

          2.7. Insurance. Notwithstanding anything to the contrary herein or in any agreement referred to herein, the Company shall obtain satisfactory lender's loss payable endorsements naming the Secured Parties, as their interests may appear, with respect to policies which insure Collateral, or with such other designation as the Agent, on the one hand, and the Collateral Agent, on the other hand, may agree. Each of the Agent, on the one hand, and the Collateral Agent, on the other hand, shall have the sole and exclusive right, as against the other, to adjust settlement of such insurance policy in the event of any loss to its Collateral and to exercise the rights provided in any security instrument to waive or amend insurance requirements or to give consents relating to the application of any proceeds of insurance, including, without limitation, consents relating to restoration of Collateral following a casualty. All proceeds of such policy shall be paid to the Secured Party named in the applicable loss payable endorsement and having the claim as set forth herein and disbursed in accordance with the applicable provisions of the relevant governing documents.

          2.8. UCC Notices. In the event that any Secured Party shall be required by the UCC or any other applicable law to give notice to any other Secured Party of any intended disposition of Collateral, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

                              III.  MISCELLANEOUS
                                    -------------

          3.1. Notices. All notices hereunder shall be effective upon receipt, and shall be in writing and sent by certified mail, return receipt requested, courier service guaranteeing next day delivery, telegram or telex, to: (a) the Company or AMI, at the address set forth above, Attention:
__________________, (b) the Agent, at the address set forth above, Attention:
_________________________________, or (c) the Collateral Agent, at the address set forth above, Attention: Corporate Trust Administration or to such other address or person as any of the parties hereto may designate in writing to the other parties.

          3.2. Contesting Liens or Security Interest. Neither the Agent, on the one hand, nor the Collateral Agent, on the other hand, shall contest the validity, perfection or enforceability of any lien or security interest granted to the other or others and each shall cooperate in the defense of any action contesting the validity, perfection or enforceability of such liens or security interests brought by the Company or any third party; provided, however, that such cooperation shall not include the expenditure of amounts other than de minimis amounts; and provided, further, that the cooperating Secured Party shall, upon the reasonable request of the other Secured Party, continue to cooperate in the defense of any such action notwithstanding that such cooperation shall include the expenditure of amounts in excess of de minimis amounts so long as the requesting Secured Party advances to the cooperating Secured

Party sufficient amounts, in cash, to cover any and all costs and expenses reasonably incurred by the cooperating Secured Party in compliance with such request. Each Secured Party shall also use its best efforts to notify the other Secured Party of any change in the location of any of the Collateral or the business operations of the Company or of any change in law which would make it necessary or advisable for any other Secured Party to file additional financing statements in another location as against the Company, but the failure to do so shall not create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any third party.

          3.3. No Additional Rights for Company Hereunder. If any Secured Party shall enforce its rights or remedies in violation of the terms of this agreement, the Company agrees that it shall not raise such violation as a defense to the enforcement by any other Secured Party under the Working Capital Facility, the Indentures and/or any instrument evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

          3.4. Independent Credit Investigations. None of the Agent, the Collateral Agent, any Permitted Additional Lender and their respective directors, officers, agents or employees, shall be responsible to the other or to any other person, firm or corporation, for the Company's solvency, financial condition or ability to repay the Bank Claim or the Noteholder Claim, or for statements of the Company, oral or written, or for the validity, sufficiency or enforceability of the Bank Claim, the Noteholder Claim, the Working Capital Facility, the Indentures, the instruments evidencing any Permitted Replacement Financing or Permitted Bank Refinancing or any liens or security interests granted by the Company in connection therewith. Each Secured Party has entered into its respective financing agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other Secured Party nor does it rely upon any representation of any other Secured Party with respect to matters identified or referred to in this Section.

          3.5. Limitation of Liability. Except as provided in this Agreement, neither the Agent, on the one hand, nor the Collateral Agent, on the other hand, shall have any liability to the other or others except for gross negligence or willful misconduct.

          3.6.    Amendments to Financing Arrangements or to This Agreement.
The Agent, on the one hand, and the Collateral Agent, on the other hand, shall each use their best efforts to notify the other of any amendment or modification to the Working Capital

Facility or any related security instrument or the Indentures or any related security instrument or the instruments evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The Agent, on the one hand, and the Collateral Agent, on the other hand, shall, upon request of the other or others, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral except as prohibited by the Indentures. All modifications or amendments of this agreement must be in writing and duly executed by an authorized officer of each party to be binding and enforceable.

          3.7. Marshalling of Assets. The Agent hereby waives any and all rights to have the Noteholder Collateral, or any part thereof, marshalled upon any foreclosure of any liens of the Collateral Agent. The Collateral Agent hereby waives any and all rights to have the Bank Collateral, or any part thereof, marshalled upon any foreclosure of any liens of the Agent.

          3.8. Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any other person not a party to this agreement.

          3.9. Information. Upon the request of either the Agent, on the one hand, or the Collateral Agent, on the other hand, each of the Secured Parties shall use its best efforts to provide the others with all information relating to the transactions contemplated by the Working Capital Facility and the Indentures and any Permitted Replacement Financing or Permitted Bank Refinancing and with any credit or other information with respect to any of the Collateral except as prohibited by the Indenture.

          3.10. Permitted Bank Refinancing. The Company shall have the right from time to time to effect a Permitted Bank Refinancing. Each of the Agent and the Collateral Agent shall cooperate in all reasonable respects upon request made from time to time by the Company to accomplish and document any Permitted Bank Refinancing. Such cooperation shall include, in the case of the Collateral Agent, without limitation, (i) the execution and delivery of estoppel letters and counsel opinions, in customary form, as may be reasonably requested by the Company or the counterparty to any Permitted Bank Refinancing or any title insurer in connection therewith, (ii) the execution and delivery of an appropriate amendment and/or supplement to this Agreement (including, without limitation, to the extent reasonably required, amendments to the definitions of ``Bank Claim'' and the ``Agent''), and of any related certificates, notices or other instruments reasonably requested to be executed in connection with such Permitted Bank Refinancing and (iii) attendance at meetings related to, and any closing of, a Permitted Bank Refinancing. Notwithstanding the foregoing, no action requested and no document required to be executed and delivered hereunder shall adversely affect the Collateral Agent's substantive rights hereunder. All reasonable expenses incurred by any Secured Party in complying with the provisions of this Section shall be reimbursed by the Company.

          3.11. Permitted Replacement Financings. The Company shall have the right from time to time to effect Permitted Replacement Financings and refinancings thereof. The Agent shall cooperate in all reasonable respects to accomplish and document any Permitted Replacement Financing requested by the Company. Such cooperation shall include, without limitation, (i) the execution and delivery of estoppel letters and counsel opinions in customary form, as may reasonably be requested by the Company, the Collateral Agent or the counterparty to any Permitted Replacement Refinancing or any title insurer in connection therewith, (ii) the execution and delivery of supplements or amendments to this Agreement and the delivery of any related certificates, notices or other instruments reasonably requested to be executed in connection with such Permitted Replacement Financing or refinancing thereof and (iii) attendance at meetings relating to, and any closing of, a Permitted Replacement Financing. Notwithstanding the foregoing, no action requested and no document required to be executed and delivered hereunder shall adversely affect the Agent's substantive rights hereunder. All reasonable expenses incurred by any Secured Party in complying with the provisions of this Section shall be reimbursed by the Company.

          3.12. Termination. The Agreement will terminate contemporaneously with the earlier to occur of (i) the termination of the Collateral Agency Agreement, when all of the Notes have been repaid in full and all of the obligations of the Company under the Indentures and its guarantee of the Notes have terminated or (ii) all of the Company's obligations now or hereafter evidenced by the Working Capital Facility or the documents evidencing or securing any Permitted Bank Refinancing shall have been repaid in full and terminated in accordance with the terms thereof.

          3.13. Further Assurances. Each of the parties hereto shall execute and file all such further documents and instruments, and perform such other acts, as may be necessary or advisable to effectuate the purposes of this Agreement.

          3.14. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the Working Capital Facility, the Indenture, the Notes, the documents evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

          3.15. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO THE COLLATERAL AGENT'S OR THE AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, IN ANY SUCH ACTIONS OR PROCEEDINGS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, WITH ANY JUDGMENT SUBJECT TO RIGHTS OF APPEAL IN THE JURISDICTIONS SET FORTH ABOVE.

          3.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          3.17. Authority. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any Agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

          3.18. Counterparts. This Agreement may be executed in any number of counterparts, each counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

          3.19. Severability of Provisions. Any provision of this Agreement that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          3.20. Headings. The article and section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          3.21. Concerning Collateral Agent. Notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its powers, if it shall have reasonable grounds for believing repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it including, without limitation, liability relating in any way to Environmental Laws or Hazardous Materials (as such terms are defined in the mortgage relating to the Real Property).

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as an instrument under seal as of the date and year first above written.


                                       ____________________________________,
                                       as Agent


                                       By:  _______________________________
                                            Name:
                                            Title:


                                       SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION,
                                        as Collateral Agent


                                       By:  _______________________________
                                            Name:
                                            Title:

          The undersigned hereby acknowledge and agree to the foregoing terms and provisions. By executing this agreement, the undersigned agree to be bound by the provisions hereof as they relate to the relative rights of the Collateral Agent, any Permitted Additional Lender and the Agent as among such parties; provided, however, that nothing in this agreement shall amend, modify, change or supersede the respective terms of the Indentures or the Working Capital Facility or the documents evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing (or any other document to which the undersigned may be parties) as between each party and the undersigned as a borrower and/or guarantor, and in the event of any conflict or inconsistency between the terms of this Agreement and the Indentures or the Working Capital Facility or the documents evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing (or any such other documents as the case may be), the terms of the Indentures, the Working Capital Facility or the documents evidencing or securing any Permitted Replacement Financing or Permitted Bank Refinancing, as the case may be, shall govern the relationship between each such party and the undersigned, as borrower and/or guarantor. The undersigned further agree that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis the holders of the Notes, any Permitted Additional Lender, the Collateral Agent, the Banks or the Agent.


                                       ACME METALS INCORPORATED

                                       By:  _______________________________
                                            Name:
                                            Title:


                                       ACME STEEL COMPANY


                                       By:  _______________________________
                                            Name:
                                            Title: